Exhibit 99.1
news release
QLT ANNOUNCES Q1 RESULTS FOR 2007
Conference Call Scheduled for April 25 at 8:30 a.m. Eastern Time

For Immediate Release	April 24, 2007
VANCOUVER, CANADA—QLT Inc. (NASDAQ: QLTI; TSX: QLT) today reported financial results for the first quarter ended March 31, 2007. Unless specified otherwise, all amounts are in U.S. dollars and in accordance with U.S. GAAP.
2007 Q1 Results
Sales
Visudyne® worldwide sales for the first quarter were $61.2 million, a decrease of 42.7% over the first quarter of 2006. Visudyne sales in the U.S. were $8.4 million, down 72.4% over last year, while sales in the rest of the world were $52.8 million, a decrease of 30.7% over last year. The decline in Visudyne sales during the first quarter was mainly due to continued pressure in the U.S. and new competition in the European market.
Eligard® worldwide sales for the first quarter were $41.8 million, up 145.6% from the first quarter of 2006. Eligard sales in the U.S. were $19.5 million, up 341% over last year, while sales in the rest of the world were $22.3 million, an increase of 76.9% over last year.
Earnings Per Share (EPS) / Loss Per Share
EPS was $0.06 in the first quarter, compared to $0.13 a year ago. The decline was primarily due to the reduction in Visudyne sales.
Non-GAAP EPS, which excludes stock option expense and the restructuring charge, was $0.08 for the first quarter. Exhibit 1 provides the detailed reconciliation between GAAP and non-GAAP EPS.
QLT Revenues
The Company’s revenues were $32.7 million in the first quarter, down 35.1% from the same period last year. Revenues from Visudyne were $20.6 million in the quarter, down 50.5% from the first quarter last year. QLT’s share of profit from Visudyne sales decreased to 24.5% compared to 31.6% in the same period last year.
Research and Development (R&D) Expense
R&D expense in the first quarter was $11.1 million, down $3.3 million from R&D expense in the first quarter last year primarily due to decreased spending on Aczone, lemuteporfin and Atrigel projects.

Selling, General and Administrative (SG&A) Expense
For the first quarter of 2007, SG&A expense was $6.8 million, down $1.0 million from prior year first quarter expense, primarily due to decreased legal expenses associated with the TAP litigation.
Cash and Short-term Investments
The company’s cash and short-term investments decreased from $378.1 million to $269.8 million during the first quarter of 2007 primarily due to QLT USA’s $112.5 million portion of the TAP litigation settlement.
About QLT
QLT Inc. is a global biopharmaceutical company dedicated to the discovery, development and commercialization of innovative therapies. Our research and development efforts are focused on pharmaceutical products in the fields of ophthalmology and dermatology. In addition, we utilize two unique technology platforms, photodynamic therapy and Atrigel®, to create products such as Visudyne® and Eligard®. For more information, visit our web site at www.qltinc.com.
Updated Conference Call Information
QLT Inc. will hold an investor conference call to discuss first quarter 2007 results on Wednesday, April 25 at 8:30 a.m. ET (5:30 a.m. PT).
The call will be broadcast live via the Internet at www.qltinc.com. To participate on the call, please dial 1-800-525-6384 (North America)
or 780-409-1668 (International) before 8:30 a.m. ET. A replay of the call will be available via the Internet and also via telephone at
1-800-365-8354 (North America) or 402-220-2881 (International), access code 4498188.

QLT Inc.—Financial Highlights
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In accordance with United States generally accepted accounting principles)

	Three months ended
	March 31,
(In thousands of United States dollars, except per share information)	2007	2006

(Unaudited)
Revenues
Net product revenue	$25,116	$46,805
Net royalties	7,054	2,962
Contract research and development	248	401
Licensing and milestones	285	244

	32,703	50,412

Costs and expenses
Cost of sales	8,719	10,181
Research and development	11,083	14,373
Selling, general and administrative	6,842	7,818
Depreciation	1,584	1,512
Restructuring charge	576	52

	28,804	33,936

Operating income	3,899	16,476

Investment and other income (expense)
Net foreign exchange gains (losses)	25	(1,362)
Interest income	3,904	4,617
Interest expense	(1,582)	(1,594)
Other gains	1,152	—

	3,499	1,661

Income from continuing operations before income taxes	7,398	18,137

Provision for income taxes	(2,535)	(5,483)

Income from continuing operations	4,863	12,654

Loss from discontinued operations, net of income taxes	—	(521)

Net income	$4,863	$12,133

Basic net income per common share
Continuing operations	$0.06	$0.14
Discontinued operations	—	(0.01)

Net income	$0.06	$0.13

Diluted net income per common share
Continuing operations	$0.06	$0.14
Discontinued operations	—	(0.01)

Net income	$0.06	$0.13

Weighted average number of common shares outstanding (in thousands)
Basic	75,283	90,620
Diluted	75,375	90,659

QLT Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In accordance with United States generally accepted accounting principles)

	March 31,	December 31,
(In thousands of United States dollars)	2007	2006

(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$267,586	$299,053
Short-term investment securities	—	75,163
Restricted cash	2,227	3,916
Accounts receivable	30,775	38,872
Income taxes receivable	3,056	4,049
Inventories	36,966	34,268
Current portion of deferred income tax assets	8,660	8,657
Other	16,709	14,031

	365,979	478,009

Property, plant and equipment	50,318	50,497
Deferred income tax assets	10,878	9,838
Goodwill	97,225	98,641
Other long-term assets	1,865	2,121

	$526,265	$639,106

LIABILITIES
Current liabilities
Accounts payable	$14,898	$15,255
Accrued liabilities	6,815	125,805
Income taxes payable	40	29
Accrued restructuring charge	1,325	2,383
Current portion of deferred revenue	9,514	11,508

	32,592	154,980

Deferred income tax liabilities	5,835	5,483
Uncertain tax position liability	1,842	—
Deferred revenue	2,685	2,929
Long-term debt	172,500	172,500

	215,454	335,892

SHAREHOLDERS’ EQUITY
Common shares	710,046	708,206
Additional paid in capital	114,704	114,724
Accumulated deficit	(599,587)	(603,251)
Accumulated other comprehensive income	85,648	83,535

	310,811	303,214

	$526,265	$639,106

As at March 31, 2007, there were 75,314,397 issued and outstanding common shares and 5,756,705 outstanding stock options.

QLT Inc.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
2007 First Quarter Reconciliation of GAAP Earnings to

Adjusted Non-GAAP Earnings	Exhibit 1

				Three months ended
	Three months ended			March 31, 2007
	March 31, 2007			Adjusted
(In millions of United States dollars, except per share information)	GAAP	Adjustments		Non-GAAP(1)

(Unaudited)
Revenues
Net product revenue	$25.1	$—		$25.1
Net royalties	7.1	—		7.1
Contract research and development	0.2	—		0.2
Licensing and milestones	0.3	—		0.3

	32.7	—		32.7

Cost and expenses
Cost of sales	(8.7)	0.0	(a)	(8.7)
Research and development	(11.1)	0.6	(a)	(10.5)
Selling, general and administrative	(6.8)	0.3	(a)	(6.5)
Depreciation	(1.6)	—		(1.6)
Restructuring charge	(0.6)	0.6	(b)	—

	(28.8)	1.5		(27.3)

Operating income	3.9	1.5		5.4

Investment and other income (expense)
Net foreign exchange gains	0.0	—		0.0
Interest income	3.9	—		3.9
Interest expense	(1.6)	—		(1.6)
Other gains	1.2	—		1.2

	3.5	—		3.5

Income before income taxes	7.4	1.5		8.9

Provision for income taxes	(2.5)	(0.2)	(c)	(2.7)

Net income	$4.9	$1.3		$6.2

Net income per common share:
Basic	$0.06			$0.08
Diluted	0.06			0.08

Weighted average number of common shares outstanding (in millions)
Basic	75.3			75.3
Diluted	75.4			75.4

Adjustments:
(a) Remove stock based compensation.
(b) Remove restructuring charge.
(c) Remove the income tax impact of (b).

(1)	The adjusted non-GAAP financial measures have no standardized meaning under GAAP and are not comparable between companies. Management believes that the adjusted non-GAAP financial measures are useful for the purpose of financial analysis. Management uses these measures internally to evaluate the Company’s operating performance before items that are considered by management to be outside of the Company’s core operating results.

QLT Inc.:
Vancouver, Canada
Therese Hayes / Tamara Hicks
Telephone: 604-707-7000 or 1-800-663-5486
Fax: 604-707-7001
Atrigel is a registered trademark of QLT USA, Inc.
Visudyne is a registered trademark of Novartis AG.
Eligard is a registered trademark of Sanofi-aventis.
QLT Inc. is listed on the NASDAQ Stock Market under the trading symbol “QLTI” and on The Toronto Stock Exchange under the trading symbol “QLT.”
A full explanation of how QLT determines and recognizes revenue resulting from Visudyne sales is contained in the financial statements contained in the periodic reports on Forms 10-Q and 10-K, under the heading “Significant Accounting Policies — Revenue Recognition.” Visudyne sales are product sales by Novartis under its agreement with QLT.
Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of the Securities Act (Ontario). Forward-looking statements include, but are not limited to: our expectations regarding the future role of Visudyne and statements which contain language such as: “assuming,” “prospects,” “future,” “projects,” “expects” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Factors that could cause actual events or results to differ materially include, but are not limited to: the Company’s future operating results are uncertain and likely to fluctuate, currency fluctuations in primary markets might impact financial results, the risk that future sales of Visudyne and Eligard may be less than expected (including as a result of the timing and impact of existing competitive products and/or new products launched by competitors and the level of physician acceptance of Visudyne in combination with other agents), the Company’s reliance on third parties for the manufacture and marketing of Visudyne and Eligard, we are still involved in ongoing litigation and the cost of litigation can be unpredictable and may increase our 2007 SG&A expenses and adversely affect financial condition beyond what is currently expected; general economic conditions and other factors described in detail in QLT’s Annual Information Form on Form 10 K, quarterly reports on Form 10 Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.